Earnings Release

Mastercard Incorporated Reports Second Quarter 2025 Financial Results

•Second quarter net income of $3.7 billion, and diluted earnings per share (EPS) of $4.07
•Second quarter adjusted net income of $3.8 billion, and adjusted diluted EPS of $4.15
•Second quarter net revenue of $8.1 billion, an increase of 17%, or 16% on a currency-neutral basis
•Second quarter gross dollar volume up 9% and purchase volume up 10%, on a local currency basis
Purchase, NY - July 31, 2025 - Mastercard Incorporated (NYSE: MA) today announced financial results for the second quarter 2025.

“Our momentum of deal wins continued this quarter, including the extension of our exclusive partnership with American Airlines,” said Michael Miebach, Mastercard CEO. “Overall, the second quarter was another strong one for Mastercard, with net revenue growth of 17% year-over-year, or 16% on a currency-neutral basis. These results reinforce how our teams are executing every day and delivering value in every transaction and beyond. We're well positioned for the opportunities ahead and continue to drive new innovation like the Mastercard Collection and Mastercard Agent Pay.”

Quarterly Results

Second Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q2 2025	Q2 2024	Reported GAAP	Currency-neutral
Net revenue	$8.1	$7.0	17%	16%
Operating expenses	$3.4	$2.9	15%	14%
Operating income	$4.8	$4.0	18%	17%
Operating margin	58.7%	58.0%	0.8 ppt	0.8 ppt
Effective income tax rate	20.8%	17.3%	3.5 ppt	3.5 ppt
Net income	$3.7	$3.3	14%	13%
Diluted EPS	$4.07	$3.50	16%	15%

Key Second Quarter Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	Q2 2025	Q2 2024	As adjusted	Currency-neutral
Net revenue	$8.1	$7.0	17%	16%
Adjusted operating expenses	$3.3	$2.8	15%	14%
Adjusted operating margin	59.9%	59.4%	0.5 ppt	0.5 ppt
Adjusted effective income tax rate	20.9%	17.5%	3.4 ppt	3.4 ppt
Adjusted net income	$3.8	$3.3	13%	12%
Adjusted diluted EPS	$4.15	$3.59	16%	14%
[1] The Key Second Quarter Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 11 (“Second Quarter Special Items”) and/or the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses). See page 11 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q2 2025 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 9%	up 15%	up 10%
The following information is provided to aid in understanding Mastercard’s second quarter 2025 results, versus the year ago period.
•Net revenue increased 17%, or 16% on a currency-neutral basis. This includes a 1 percentage point increase from acquisitions. The remaining increase was attributable to growth in our payment network and our value-added services and solutions.
▪Payment network net revenue increased 13%, as reported and on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 9%, on a local currency basis, to $2.6 trillion.
•Cross-border volume growth of 15% on a local currency basis.
•Switched transactions growth of 10%.
This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 17%, or 16% on a currency-neutral basis, primarily due to an increase in our key drivers as well as new and renewed deals.
▪Value-added services and solutions net revenue increased 23%, or 22% on a currency-neutral basis. This includes a 4 percentage point increase from acquisitions. The remaining increase was driven primarily by our security and digital and authentication solutions, and consumer acquisition and engagement services, growth in our underlying key drivers, and pricing.
•Total operating expenses increased 15%. Excluding the impact of Second Quarter Special Items, adjusted operating expenses increased 15%, or 14% on a currency-neutral basis. This includes a 4 percentage point increase from acquisitions. The remaining increase was primarily due to higher general and administrative expenses.
•Other income (expense) was unfavorable $8 million versus the year ago period, primarily due to increased interest expense related to our debt portfolio, partially offset by net gains in the current period versus net losses in the prior period on our equity investments and increased investment income. Excluding the impact of net gains and losses on our equity investments, adjusted other income (expense) was unfavorable $25 million versus the year ago period.
•The effective tax rate for the second quarter of 2025 was 20.8%, versus 17.3% for the comparable period in 2024. The adjusted effective tax rate for the second quarter of 2025 was 20.9%, versus 17.5% for the comparable period in 2024. Both the as-reported and as-adjusted effective tax rates were higher in 2025 primarily due to the 15% global minimum tax (“Pillar 2 Rules”) that took effect in 2025 in Singapore and various other jurisdictions. The Pillar 2 Rules primarily offset the reduction to our effective tax rate resulting from our incentive grant received from the Singapore Ministry of Finance.
•As of June 30, 2025, the company’s customers had issued 3.6 billion Mastercard and Maestro-branded cards.

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Year-to-date Results

Year-to-date Operating Results			Increase / (Decrease)
$ in billions, except per share data	2025	2024	Reported GAAP	Currency-neutral
Net revenue	$15.4	$13.3	16%	16%
Operating expenses	$6.5	$5.7	14%	14%
Operating income	$8.9	$7.6	17%	18%
Operating margin	58.0%	57.4%	0.6 ppt	0.8 ppt
Effective income tax rate	19.8%	16.4%	(3.4) ppt	(3.6) ppt
Net income	$7.0	$6.3	11%	12%
Diluted EPS	$7.66	$6.72	14%	15%

Key Year-to-date Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	2025	2024	As adjusted	Currency-neutral
Net revenue	$15.4	$13.3	16%	16%
Adjusted operating expenses	$6.2	$5.4	14%	14%
Adjusted operating margin	59.6%	59.1%	0.5 ppt	0.7 ppt
Adjusted effective income tax rate	20.1%	16.7%	(3.3) ppt	(3.5) ppt
Adjusted net income	$7.2	$6.4	12%	12%
Adjusted diluted EPS	$7.87	$6.90	14%	15%
[1] The Key Year-to-date Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 12 (“Year-to-date Special Items”) and/or the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses). See page 12 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Year-to-date 2025 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
9%	15%	10%
The following information is provided to aid in understanding Mastercard’s year-to-date 2025 results, versus the year ago period.
•Net revenue increased 16%, as reported and on a currency-neutral basis. This includes a 1 percentage point increase from acquisitions. The remaining increase was attributable to growth in our payment network and our value-added services and solutions.
▪Payment network net revenue increased 13%, or 14% on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 9%, on a local currency basis, to $5.0 trillion.
•Cross-border volume growth of 15% on a local currency basis.
•Switched transactions growth of 10%.
This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 14%, or 16% on a currency-neutral basis, primarily due to an increase in our key drivers as well as new and renewed deals.

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▪Value-added services and solutions net revenue increased 20%, as reported and on a currency-neutral basis. This includes a 4 percentage point increase from acquisitions. The remaining 17 percentage point increase was driven primarily by our security and digital and authentication solutions, and consumer acquisition and engagement services, growth in our underlying key drivers, and pricing.
•Total operating expenses increased 14%. Excluding the impact of Year-to-date Special Items, adjusted operating expenses increased 14%, as reported and on a currency-neutral basis. This includes a 4 percentage point increase from acquisitions. The remaining increase was primarily due to higher general and administrative expenses.
•Other income (expense) was unfavorable $80 million versus the year ago period, primarily due to increased interest expense related to our debt portfolio and higher net losses on our equity investments. Excluding the impact of net losses on our equity investments, adjusted other income (expense) was unfavorable $62 million versus the prior year.
•The effective tax rate for year-to-date 2025 was 19.8%, versus 16.4% for the comparable period in 2024. The adjusted effective tax rate for year-to-date 2025 was 20.1%, versus 16.7% for the comparable period in 2024. Both the as-reported and as-adjusted effective tax rates were higher in 2025 primarily due to the Pillar 2 Rules that took effect in 2025 in Singapore and various other jurisdictions. The Pillar 2 Rules primarily offset the reduction to our effective tax rate resulting from our incentive grant received from the Singapore Ministry of Finance.
Return of Capital to Shareholders
During the second quarter of 2025, Mastercard repurchased 4.2 million shares at a cost of $2.3 billion and paid $691 million in dividends.
Quarter-to-date through July 28, the company repurchased 1.8 million shares at a cost of $1.0 billion, which leaves $9.3 billion remaining under approved share repurchase programs.
Second Quarter 2025 Financial Results Conference Call Details
At 9:00 a.m. ET today, the company will host a conference call to discuss its second quarter 2025 results. The dial-in information for this call is 1-888-330-2508 (Toll-free) and 1-240-789-2735 (Toll dial-in), using passcode 6451878. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-770-2030 (Toll-free) and 1-647-362-9199 (Toll dial-in), using passcode 6451878.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to the company’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or

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industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•regulation related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, AI, information security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, countering the financing of terrorism, economic sanctions and anti-corruption, account-based payments systems, and issuer and acquirer practices regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating a real-time account-based payments system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, consolidation amongst our customers, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the impact of environmental, social and governance matters and related stakeholder reaction
•the inability to attract and retain a highly qualified workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•exposure to loss or illiquidity due to our role as guarantor as well as other contractual obligations and discretionary actions we may take
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequent reports on Forms 10-Q and 8-K.

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About Mastercard (NYSE: MA)
Mastercard powers economies and empowers people in more than 220 countries and territories worldwide. Together with our customers, we are building a resilient economy where everyone can prosper. We support a wide range of digital payments choices, making transactions secure, simple, smart and accessible. Our technology and innovation, partnerships and networks combine to deliver a unique set of products and services that help people, businesses and governments realize their greatest potential.
www.mastercard.com

Contacts:

Investor Relations:	Media Relations:
Devin Corr or Jud Staniar	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

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Consolidated Statements of Operations (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in millions, except per share data)		(in millions, except per share data)
Net Revenue	$8,133	$6,961	$15,383	$13,309
Operating Expenses:
General and administrative	2,766	2,418	5,289	4,704
Advertising and marketing	213	184	365	300
Depreciation and amortization	281	225	556	441
Provision for litigation	96	98	247	224
Total operating expenses	3,356	2,925	6,457	5,669
Operating income	4,777	4,036	8,926	7,640
Other Income (Expense):
Investment income	70	60	158	155
Gains (losses) on equity investments, net	4	(13)	(25)	(7)
Interest expense	(195)	(153)	(377)	(303)
Other income (expense), net	16	9	21	12
Total other income (expense)	(105)	(97)	(223)	(143)
Income before income taxes	4,672	3,939	8,703	7,497
Income tax expense	971	681	1,722	1,228
Net Income	$3,701	$3,258	$6,981	$6,269
Basic Earnings per Share	$4.08	$3.51	$7.67	$6.74
Basic weighted-average shares outstanding	908	929	910	931
Diluted Earnings per Share	$4.07	$3.50	$7.66	$6.72
Diluted weighted-average shares outstanding	909	930	911	933

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Consolidated Balance Sheets (Unaudited)
	June 30, 2025	December 31, 2024
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$9,031	$8,442
Restricted cash and restricted cash equivalents	542	492
Restricted security deposits held for customers	1,999	1,874
Investments	336	330
Accounts receivable	4,184	3,773
Settlement assets	2,418	1,821
Prepaid expenses and other current assets	3,630	2,992
Total current assets	22,140	19,724
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $2,625 and $2,393, respectively	2,225	2,138
Deferred income taxes	1,570	1,614
Goodwill	9,598	9,193
Other intangible assets, net of accumulated amortization of $2,816 and $2,400, respectively	5,629	5,453
Other assets	10,269	9,959
Total Assets	$51,431	$48,081

Liabilities and Equity
Current liabilities:
Accounts payable	$818	$929
Settlement obligations	2,676	2,316
Restricted security deposits held for customers	1,999	1,874
Accrued litigation	1,035	930
Accrued expenses	10,116	10,393
Short-term debt	—	750
Other current liabilities	2,385	2,028
Total current liabilities	19,029	19,220
Long-term debt	18,970	17,476
Deferred income taxes	361	317
Other liabilities	5,197	4,553
Total Liabilities	43,557	41,566

Commitments and Contingencies

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,405 and 1,404 shares issued and 899 and 907 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 7 shares issued and outstanding	—	—
Additional paid-in-capital	6,562	6,442
Class A treasury stock, at cost, 506 and 497 shares, respectively	(76,299)	(71,431)
Retained earnings	78,509	72,907
Accumulated other comprehensive income (loss)	(919)	(1,433)
Mastercard Incorporated Stockholders' Equity	7,853	6,485
Non-controlling interests	21	30
Total Equity	7,874	6,515
Total Liabilities and Equity	$51,431	$48,081

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Consolidated Statements of Cash Flows (Unaudited)
	Six Months Ended June 30,
	2025	2024
	(in millions)
Operating Activities
Net income	$6,981	$6,269
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer incentives	993	826
Depreciation and amortization	556	441
(Gains) losses on equity investments, net	25	7
Share-based compensation	308	263
Deferred income taxes	81	(93)
Other	60	80
Changes in operating assets and liabilities:
Accounts receivable	(217)	(234)
Settlement assets	(590)	(284)
Prepaid expenses	(2,238)	(1,980)
Accrued litigation and legal settlements	81	(197)
Restricted security deposits held for customers	125	(73)
Accounts payable	(168)	9
Settlement obligations	356	199
Accrued expenses	(203)	(415)
Net change in other assets and liabilities	833	(8)
Net cash provided by operating activities	6,983	4,810
Investing Activities
Purchases of investment securities available-for-sale	(247)	(219)
Purchases of investments held-to-maturity	(22)	(81)
Proceeds from sales of investment securities available-for-sale	126	58
Proceeds from maturities of investment securities available-for-sale	125	139
Proceeds from maturities of investments held-to-maturity	27	306
Purchases of property and equipment	(199)	(272)
Capitalized software	(367)	(402)
Other investing activities	(10)	3
Net cash used in investing activities	(567)	(468)
Financing Activities
Purchases of treasury stock	(4,838)	(4,631)
Dividends paid	(1,385)	(1,231)
Proceeds from debt, net	1,242	983
Payment of debt	(750)	(1,000)
Tax withholdings related to share-based payments	(279)	(174)
Cash proceeds from employee stock plans	117	115
Other financing activities	(100)	—
Net cash used in financing activities	(5,993)	(5,938)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	341	(67)
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	764	(1,663)
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	10,808	10,465
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$11,572	$8,802

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Non-GAAP Financial Information
Non-GAAP financial information is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Mastercard discloses the following non-GAAP financial measures: adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). As described more fully below, these non-GAAP financial measures exclude, where applicable, the impact of gains and losses on the company’s equity investments, which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude, where applicable, the impact of special items, which represent litigation judgments and settlements and/or certain one-time items, as well as the related tax impacts.
In addition, the company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency of the entity. The impact of the related realized gains and losses resulting from the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses) is recognized in the respective financial statement line item on the statements of operations when the underlying forecasted transactions impact earnings. The translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments as specified above have been excluded from the company’s currency-neutral growth rates.
The company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The company’s management uses non-GAAP financial measures to evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation, among other things. The company excluded these items because management evaluates the underlying operations and performance of the company separately from these recurring and nonrecurring items. The presentation of non-GAAP financial measures should not be relied upon as substitutes for the company’s measures calculated in accordance with GAAP.
The company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures in the non-GAAP reconciliation tables below.

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Non-GAAP Reconciliations (QTD)
	Three Months Ended June 30, 2025
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$3,356	58.7%	$(105)	20.8%	$3,701	$4.07
(Gains) losses on equity investments [1]	**	**	(4)	0.1%	(5)	(0.01)
Litigation provisions [2]	(96)	1.2%	**	0.1%	73	0.08
Adjusted - Non-GAAP	$3,260	59.9%	$(109)	20.9%	$3,769	$4.15

	Three Months Ended June 30, 2024
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$2,925	58.0%	$(97)	17.3%	$3,258	$3.50
(Gains) losses on equity investments [1]	**	**	13	—%	10	0.01
Litigation provisions [3]	(98)	1.4%	**	0.2%	73	0.08
Adjusted - Non-GAAP	$2,828	59.4%	$(84)	17.5%	$3,341	$3.59

	Three Months Ended June 30, 2025 as compared to the Three Months Ended June 30, 2024
	Increase/(Decrease)
	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	15%	0.8	ppt	3.5	ppt	14%	16%
(Gains) losses on equity investments [1]	**	**		—	ppt	(1)%	(1)%
Litigation provisions [2,3]	1%	(0.2)	ppt	(0.1)	ppt	—%	—%
Adjusted - Non-GAAP	15%	0.5	ppt	3.4	ppt	13%	16%
Currency impact [4]	(1)%	—	ppt	—	ppt	(1)%	(1)%
Adjusted - Non-GAAP - currency-neutral	14%	0.5	ppt	3.4	ppt	12%	14%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1.Represents Q2’25 net pre-tax gains of $4 million and Q2’24 net pre-tax losses of $13 million primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Second Quarter Special Items
2.Represents Q2’25 pre-tax charges of $96 million primarily due to a legal provision associated with the ATM non-discrimination rule surcharge complaints.
3.Represents Q2’24 pre-tax charges of $98 million primarily as a result of settlements with a number of U.K merchants.
Other Notes
4.Represents the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses).

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Non-GAAP Reconciliations (YTD)
	Six Months Ended June 30, 2025
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$6,457	58.0%	$(223)	19.8%	$6,981	$7.66
(Gains) losses on equity investments [1]	**	**	25	—%	19	0.02
Litigation provisions [2]	(247)	1.6%	**	0.3%	174	0.19
Adjusted - Non-GAAP	$6,210	59.6%	$(198)	20.1%	$7,175	$7.87

	Six Months Ended June 30, 2024
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,669	57.4%	$(143)	16.4%	$6,269	$6.72
(Gains) losses on equity investments [1]	**	**	7	—%	4	—
Litigation provisions [3]	(224)	1.7%	**	0.3%	160	0.17
Adjusted - Non-GAAP	$5,445	59.1%	$(136)	16.7%	$6,434	$6.90

	Six Months Ended June 30, 2025 as compared to the Six Months Ended June 30, 2024
	Increase/(Decrease)
	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	14%	0.6	ppt	3.4	ppt	11%	14%
(Gains) losses on equity investments [1]	**	**		—	ppt	—%	—%
Litigation provisions [2,3]	—%	(0.1)	ppt	(0.1)	ppt	—%	—%
Adjusted - Non-GAAP	14%	0.5	ppt	3.3	ppt	12%	14%
Currency impact [4]	—%	0.1	ppt	0.2	ppt	1%	1%
Adjusted - Non-GAAP - currency-neutral	14%	0.7	ppt	3.5	ppt	12%	15%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1.Represents year-to-date 2025 and 2024 net pre-tax losses of $25 million and $7 million, respectively, primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Year-to-date Special Items
2.Represents year-to-date 2025 pre-tax charges of $247 million primarily as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation and a legal provision associated with the ATM non-discrimination rule surcharge complaints.
3.Represents year-to-date 2024 pre-tax charges of $224 million primarily as a result of settlements with a number of U.K. merchants and a legal provision associated with the ATM non-discrimination rule surcharge complaints.
Other Notes
4.Represents the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses).

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Mastercard Incorporated Operating Performance
	Three Months Ended June 30, 2025
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$599	4.6%	4.2%	$452	6.0%	12,329	9.8%	$147	(0.9)%	1,429	989
Canada	70	3.8%	5.0%	68	5.2%	1,150	7.3%	2	(2.4)%	7	91
Europe	933	16.8%	13.3%	757	14.9%	20,271	10.9%	176	6.6%	935	938
Latin America	215	7.4%	17.2%	159	19.1%	7,063	13.8%	56	12.2%	428	521
Worldwide less United States	1,817	10.9%	10.2%	1,436	11.9%	40,813	11.0%	381	4.3%	2,799	2,538
United States	813	6.3%	6.3%	746	6.6%	11,390	6.4%	68	3.5%	297	711
Worldwide	2,631	9.4%	9.0%	2,182	10.0%	52,203	9.9%	449	4.2%	3,096	3,249
Mastercard Credit and Charge Programs
Worldwide less United States	797	8.1%	8.9%	759	9.2%	17,173	7.9%	38	3.0%	154	826
United States	418	6.1%	6.1%	407	6.0%	4,342	6.3%	11	6.8%	9	343
Worldwide	1,215	7.4%	7.9%	1,165	8.1%	21,515	7.6%	49	3.9%	163	1,169
Mastercard Debit Programs
Worldwide less United States	1,020	13.1%	11.3%	678	15.2%	23,640	13.3%	343	4.4%	2,645	1,712
United States	395	6.6%	6.6%	339	7.3%	7,048	6.5%	56	2.9%	288	369
Worldwide	1,416	11.2%	10.0%	1,017	12.4%	30,688	11.7%	399	4.2%	2,933	2,080

	Six Months Ended June 30, 2025
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,186	3.6%	5.4%	$888	6.6%	23,870	9.3%	$297	1.9%	2,890	989
Canada	130	1.0%	4.7%	127	4.9%	2,166	6.5%	4	(0.3)%	14	91
Europe	1,737	12.9%	13.1%	1,408	14.7%	38,561	10.5%	329	6.7%	1,805	938
Latin America	417	2.8%	15.1%	307	19.0%	13,800	13.2%	110	5.4%	843	521
Worldwide less United States	3,470	7.8%	10.2%	2,730	11.9%	78,398	10.5%	740	4.5%	5,552	2,538
United States	1,577	6.7%	6.7%	1,445	6.8%	21,914	6.4%	132	5.3%	576	711
Worldwide	5,047	7.5%	9.1%	4,175	10.1%	100,312	9.6%	873	4.6%	6,128	3,249
Mastercard Credit and Charge Programs
Worldwide less United States	1,527	5.3%	8.8%	1,453	9.2%	33,241	7.8%	74	1.1%	300	826
United States	804	6.0%	6.0%	782	6.0%	8,277	5.9%	22	7.4%	17	343
Worldwide	2,331	5.6%	7.8%	2,235	8.0%	41,518	7.4%	97	2.5%	318	1,169
Mastercard Debit Programs
Worldwide less United States	1,943	9.9%	11.4%	1,277	15.2%	45,157	12.6%	666	4.9%	5,252	1,712
United States	773	7.4%	7.4%	663	7.9%	13,637	6.7%	110	4.9%	558	369
Worldwide	2,716	9.2%	10.3%	1,940	12.6%	58,794	11.2%	776	4.9%	5,810	2,080

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

Mastercard Incorporated Operating Performance
	Three Months Ended June 30, 2024
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$573	0.3%	5.4%	$425	7.0%	11,229	10.3%	$147	1.2%	1,484	943
Canada	68	3.9%	5.8%	66	5.5%	1,072	8.5%	2	16.4%	7	82
Europe	799	9.2%	14.2%	637	15.7%	18,277	14.2%	162	8.8%	980	857
Latin America	200	11.8%	16.5%	146	21.2%	6,206	16.9%	55	5.7%	448	452
Worldwide less United States	1,639	6.0%	10.9%	1,274	12.7%	36,784	13.2%	365	5.2%	2,919	2,334
United States	765	6.6%	6.6%	700	6.7%	10,705	7.1%	65	5.1%	300	676
Worldwide	2,404	6.2%	9.5%	1,974	10.5%	47,489	11.8%	431	5.1%	3,219	3,010
Mastercard Credit and Charge Programs
Worldwide less United States	737	4.4%	10.3%	700	10.7%	15,918	11.2%	37	4.0%	159	800
United States	394	5.8%	5.8%	383	5.9%	4,086	5.4%	10	1.2%	9	326
Worldwide	1,131	4.9%	8.7%	1,083	8.9%	20,003	10.0%	48	3.3%	168	1,126
Mastercard Debit Programs
Worldwide less United States	902	7.4%	11.4%	574	15.2%	20,866	14.8%	328	5.3%	2,760	1,534
United States	371	7.5%	7.5%	316	7.8%	6,619	8.2%	55	5.9%	291	350
Worldwide	1,273	7.4%	10.2%	890	12.4%	27,486	13.1%	383	5.4%	3,051	1,884

	Six Months Ended June 30, 2024
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,144	1.2%	6.2%	$851	7.9%	21,839	10.9%	$293	1.5%	2,940	943
Canada	129	5.8%	6.6%	125	6.3%	2,034	9.5%	4	15.2%	14	82
Europe	1,539	11.3%	15.0%	1,226	16.4%	34,885	15.3%	312	9.6%	1,902	857
Latin America	406	17.8%	18.8%	289	21.4%	12,188	17.8%	117	12.9%	903	452
Worldwide less United States	3,218	8.0%	11.8%	2,491	13.4%	70,946	14.1%	726	6.7%	5,758	2,334
United States	1,478	6.3%	6.3%	1,352	6.7%	20,602	7.1%	126	2.7%	574	676
Worldwide	4,695	7.4%	10.0%	3,844	10.9%	91,548	12.5%	852	6.1%	6,331	3,010
Mastercard Credit and Charge Programs
Worldwide less United States	1,450	6.2%	11.2%	1,374	11.4%	30,843	12.1%	76	8.6%	322	800
United States	758	6.1%	6.1%	738	6.2%	7,816	6.0%	21	2.0%	18	326
Worldwide	2,208	6.1%	9.4%	2,111	9.5%	38,659	10.8%	97	7.1%	340	1,126
Mastercard Debit Programs
Worldwide less United States	1,768	9.5%	12.2%	1,118	15.9%	40,103	15.8%	650	6.5%	5,436	1,534
United States	719	6.6%	6.6%	615	7.3%	12,785	7.8%	105	2.8%	555	350
Worldwide	2,487	8.6%	10.6%	1,732	12.7%	52,888	13.7%	755	6.0%	5,992	1,884

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment products are comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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